Exhibit 99.1

For Immediate Release
	Investor Contact:	Melissa Rose
877-645-6464

	Media Contact:	Erin Somers
410-953-2405

MAGELLAN HEALTH SERVICES PROVIDES 2005 FINANCIAL GUIDANCE

FARMINGTON, Conn. – December 21, 2004 – Magellan Health Services, Inc. (Nasdaq:MGLN) said today that for fiscal year 2005 it expects to generate revenues in the range of $1.81 billion to $1.83 billion; net income in the range of $105 million to $118 million; and segment profit in the range of $200 million to $220 million. These results are expected to yield earnings per share in the range of $2.90 to $3.26 on a diluted basis for fiscal 2005.

The Company’s forecasts include the impact of the sale to Aetna of the Aetna-dedicated operations on December 31, 2005, which is expected to result in a gain on sale of $50 million, net income of $45 million and earnings per share of $1.25 on a diluted basis. As previously disclosed, Aetna has informed the Company of its intent to exercise its option to purchase such assets on December 31, 2005.

Cash flow from operations is expected be in the range of $145 million to $171 million in 2005, with a net increase in cash, cash equivalents and investments in the range of $83 million to $119 million by the end of 2005.

See the attached tables detailing the Company’s 2005 financial guidance.

Steven J. Shulman, chairman and chief executive officer of Magellan, said, “We see 2005 as the next phase in the Company’s transition, one in which we focus on future growth and product diversification. Building on the successful financial and operational turnarounds we executed in 2003 and 2004, respectively, in 2005 we will focus on growth opportunities within our current product lines as well as launching new products. We remain committed to our long-term strategy of leveraging our unique position and assets and we look forward to another strong year in 2005.”

“As previously disclosed and discussed, our 2005 forecast includes the impact of terminated contracts of approximately $15 million in segment profit as well as a return of our margins to within the sustainable range of 10 percent to 12 percent, based on our current mix of business,” said Mark S. Demilio, chief financial officer. “We are expecting ‘same-store’ revenue growth in the health plan segment of approximately 8 percent, with 3 percent due to membership growth and 5 percent due to rate increases. We also are expecting care costs in line with the current trend of 6 percent to 8 percent.”

Conference Call: A conference call will be held to discuss the guidance at 9:00 a.m. Eastern time today, Tuesday, December 21. To participate in the call, interested parties should call 1-888-390-4698 and reference the passcode 2005 guidance and conference leader Steve Shulman approximately 15 minutes before the start of the call.

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The conference call also will be available via a live Webcast at Magellan’s investor relations page at www.MagellanHealth.com.

A taped replay of the conference call will be available from approximately 11:00 a.m. Eastern time on Tuesday, December 21, until 12:00 midnight on Tuesday, December 28. The call-in numbers for the replay are 1-866-393-0870 and 1-203-369-0437 (from outside the U.S.).

Those who plan to listen to the call and/or Webcast are encouraged to read Magellan’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 30, 2004, including the discussion of risk factors. In addition, listeners are encouraged to read all other 2003 and 2004 reports filed with the Securities and Exchange Commission, including but not limited to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on October 29, 2004, to learn about Magellan’s historical operational and financial results.

About Magellan: Headquartered in Farmington, Conn., Magellan Health Services (Nasdaq:MGLN) is the country’s leading managed behavioral health care organization. Its customers include health plans, corporations and government agencies.

Safe Harbor Statement: Certain of the statements made in this press release including, without limitation, statements regarding estimates of future results of operations, net income, gain on asset sales, cash flow and other financial performance, expectations concerning future growth and product diversification, execution of the Company’s business strategy, and other matters constitute forward-looking statements contemplated under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to known and unknown uncertainties and risks which could cause actual results to differ materially from those contemplated or implied by such forward-looking statements including election of certain of the Company’s health plan customers to manage the behavioral health care services of their members directly; renegotiation of rates paid to and/or by the Company by customers and/or to providers; higher utilization of behavioral health treatment services by members; delays, higher costs or inability to implement the Company’s initiatives; termination or non-renewal of contracts by customers; the impact of new or amended laws or regulations; governmental inquiries and/or litigation; the impact of increased competition on ability to maintain or obtain contracts; the impact of increased competition on rates paid to or by the Company; and other factors. Any forward-looking statements made in this document are qualified in their entirety by the complete discussion of risks set forth under the caption “Cautionary Statements” in Magellan’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission on March 30, 2004. Segment profit information referred to in this press release may be considered a non-GAAP financial measure, and further information regarding this measure, including a reconciliation to GAAP, is included in Magellan’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 which was filed with the Securities and Exchange Commission on October 29, 2004.

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Magellan Health Services, Inc. and Subsidiaries

Fiscal 2005 Forecast Guidance - Earnings

(In millions, except per share amounts)

	Low	High

Net revenue	$1,810	$1,830

Cost of care	(1,240)	(1,235)
Direct service costs and other operating expenses	(375)	(380)
Equity in earnings of unconsolidated subsidiaries	5	5
Segment profit	200	220

Gain on sale of Aetna dedicated assets	50	50
Stock compensation expense	(15)	(15)
Depreciation and amortization	(56)	(54)
Interest expense, net	(26)	(26)
Income from continuing operations	153	175
Income taxes	(48)	(57)
Net income	$105	$118

Weighted average shares outstanding - basic*	35.4	35.4
Weighted average shares outstanding - diluted*	36.2	36.2

EPS - basic*	$2.97	$3.34
EPS - diluted*	$2.90	$3.26

*    Basic Earnings per Share is calculated based on outstanding shares as of September 30, 2004 of 35.4 million and Diluted Earnings per Share is based on fully diluted shares outstanding as calculated (based on the Treasury Method) as of September 30, 2004 of 36.2 million. As of September 30, 2004, there were 5.0 million options and warrants outstanding, for a total of 40.4 million outstanding shares, options and warrants.

Magellan Health Services, Inc. and Subsidiaries
Fiscal 2005 Forecast Guidance - Cash Flow
(In millions)

	Low	High

Cash Flows From Operating Activities
Net income	$105	$118
Adjusting items:
Stock compensation expense	15	15
Depreciation and amortization	56	54
Gain on sale of Aetna dedicated assets	(50)	(50)
Non-cash income taxes	37	44
Other net cash flows from changes in assets and liabilities	(18)	(10)
Net cash provided by operating activities	145	171

Cash Flows From Investing Activities
Capital expenditures	(41)	(31)
Proceeds from sale of Aetna dedicated assets	53	53
Net cash provided by investing activities	12	22

Cash Flows From Financing Activities
Payments on long-term debt	(71)	(71)
Payments on capital lease obligations	(3)	(3)
Net cash used in financing activities	(74)	(74)

Net increase in cash, cash equivalents and investments	$83	$119